Exhibit 32.1

Certification by Co-Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Whole Foods Market, Inc. (the “Company”) for the period ending September 27, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Mackey, Co-Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 13, 2015

/s/ John Mackey
John Mackey
Co-Chief Executive Officer